Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion of our report dated December 20, 2019, with respect to the consolidated financial statements of Media Recovery, Inc., dba SpotSee Holdings, as of September 30, 2019 and 2018, and for the years ended September 30, 2019, 2018, and 2017, as an exhibit to the Amendment No. 1 to the Annual Report on Form 10-K of Capital Southwest Corporation for the fiscal year ended March 31, 2019, filed with the Securities and Exchange Commission. We consent to the incorporation by reference of said report in Registration Statement on Form N-2 of Capital Southwest Corporation (File No. 333-232492) and in the Registration Statements on Forms S-8 of Capital Southwest Corporation (File No. 333-227117, effective August 30, 2018; File No. 333-207296, effective October 5, 2015; File No. 333-177433, effective October 21, 2011; File No. 333-177432, effective October 21, 2011; File No. 333-118681, effective August 31, 2004).

/s/ Whitley Penn LLP

Dallas, Texas
December 20, 2019